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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 3, 2009, with respect to the consolidated financial statements of Cowen Holdings, Inc. (f/k/a Cowen Group, Inc.) and the effectiveness of internal control over financial reporting of Cowen Holdings, Inc. (f/k/a Cowen Group, Inc.) included in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-163372) and related Prospectus of Cowen Group, Inc. for the registration of 17,480,000 shares of Class A common stock.

/s/ ERNST & YOUNG LLP Ernst & Young LLP

New York, New York
December 5, 2009

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm